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                           MANAGEMENT AGREEMENT

                  MANAGEMENT AGREEMENT, dated as of May 20, 1997 by and between COMCAST CORPORATION, a Pennsylvania corporation, with an address at 1500 Market Street, Philadelphia, Pennsylvania 19102 ("Comcast"), and COMCAST CELLULAR COMMUNICATIONS, INC., a Delaware corporation with an address at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899 (including its subsidiaries as they may exist at any time, "CCCI").

                  WHEREAS, CCCI owns and operates certain cellular telephone systems (the "Systems"); and

                  WHEREAS, Comcast is experienced in the management and operation of cellular telephone systems, CCCI has requested Comcast to render supervisory services in connection with the management and operation of the Systems, and Comcast is willing to do so on the terms and conditions hereinafter set forth;

                  WHEREAS, Comcast and CCCI are parties to a certain Management Agreement, dated as of March 5, 1992 ("Original Management Agreement") and it is the desire of the parties not to terminate said agreement as certain Zero Coupon Notes ("Zero Notes") issued by Comcast Cellular Corporation on March 5, 1992 were repaid in full; and

                  WHEREAS, due to repayment in full of the Zero Notes on May 19, 1997, the parties hereto wish to supersede the Original Management Agreement with this Agreement;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:



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                  1. Comcast shall use its commercially reasonable efforts to supervise and manage the development and operation of the Systems.

                  2. Specifically, Comcast shall, at the expense of CCCI, arrange for and supervise the performance of the following functions, but will not necessarily perform any of such functions itself:

                           (a) purchasing equipment and materials and the
provision of labor and

other services;

                           (b) interviewing, hiring, discharging and training
personnel;

                           (c) establishing office and accounting procedures and
administration thereof;

                           (d) establishing procedures for maintenance,
replacement, and expansion of the systems;

                           (e) preparing market surveys from time to time and,
on the basis thereof, preparing and submitting to CCCI operating projections which will include (i) a breakdown of capital requirements for additional operating facilities; annual operating budgets; and (ii) cash flow analysis;

                           (f) preparing advertising and sales promotion
programs, including newspaper, radio, and other advertising, direct selling, and special events activities; and

                           (g) preparing periodic reports to CCCI regarding
operations and general developments in the cellular industry as they may affect CCCI's operations.

                  3. As compensation for such services, Comcast shall be paid an annual management fee, payable in quarterly installments, in an amount equal to one and one-half


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percent (1.5%) of the consolidated gross operating revenue ("Total Revenue") of
CCCI during the relevant fiscal year. Total Revenue shall include revenue derived in the ordinary course of business in respect of the Cellular Communications Systems of CCCI (excluding interest income and unusual or extraordinary items) computed pursuant to CCCI's method of accounting for reporting Total Revenue for federal income tax purposes.

                  Notwithstanding the foregoing, payment of the management fee shall be limited in the manner set forth in the Credit Agreement, dated September 15, 1995, by and among CCCI, Toronto Dominion (Texas), Inc. as Administrative Agent and the other agents and banks named therein as such agreement may be amended, supplemented, extended, or modified from time to time (the "Credit Agreement") or in any credit agreement replacing, restating or refinancing the indebtedness evidenced by the Credit Agreement and the Affiliate Subordination Agreement referred to in such Credit Agreement.

                  4. Comcast shall be entitled to reimbursement from CCCI for Comcast's reasonable out-of-pocket expenses allocable to the management and operation of the Systems. These reimbursements will compensate Comcast for services which otherwise would have been performed by CCCI itself. Operating and management expenses may include telephone, travel, and copying charges and salaries of any full or part-time employees used in pre-construction work, construction supervision, marketing, engineering and non-supervisory services to the extent required for the operations of the Systems, but may not include reimbursements to Comcast for its own management salaries, corporate overhead, rent, leasehold, or utilities expenses. Such reimbursement shall be made at the end of each month for disbursements during such month.

                  5. Comcast may, in connection with the operation of the Systems, render services or furnish facilities or equipment beyond the services required to be performed under

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this Agreement, such as accounting and bookkeeping services. In such case,
Comcast shall be entitled to be paid for such services, facilities or equipment in addition to compensation or reimbursement to be paid pursuant to any other provision of this Agreement, at reasonable rates.

                  6. CCCI shall bear any and all losses resulting from the operation of the Systems, and Comcast shall not, under any circumstances, be held liable therefor so long as Comcast shall perform its duties hereunder in good faith. Comcast shall not be held to have incurred any liability to CCCI or to any third party by virtue of any action taken in good faith by it in discharge of its duties hereunder, and CCCI agrees to indemnify Comcast and hold Comcast harmless with respect to any and all claims that may be made against it in respect thereof.

                  7. The parties recognize that Comcast is engaged directly or through subsidiaries and affiliates in various similar and other businesses. Nothing herein shall be construed to prevent the continued involvement of any such entities in similar and other businesses, whether such involvement now exists or occurs in the future, including, without limitation, the ownership or management of other cellular businesses.

                  8. This Agreement shall continue in effect for 10 years from the date hereof.

                  9. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  10. Neither party may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement except to a corporation which has succeeded to substantially all the business and assets of the assignor and assumed in writing its

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obligations under this Agreement or to a corporation surviving a merger or consolidation to which the party to this Agreement is a party, or in the case of Comcast to any subsidiary corporation so long as such corporation remains a subsidiary of Comcast, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and such respective successors and assigns provided, however, CCCI (or its successors or assigns) may assign its rights and duties hereunder to any Permitted Successor (as such term is defined in the Credit Agreement) which becomes a Borrower under the Credit Agreement by doing written notice of such assignment to Comcast. Any sale, assignment, transfer, conveyance or delegation in violation of this Section 10 shall be void.

                  11. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10).

                  12. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Pennsylvania, without giving effect to conflict of laws.

                  13. In providing the services to CCCI contemplated by this Agreement, Comcast is acting as an independent contractor and nothing in this Agreement shall be construed to imply that Comcast is a partner or joint venturer with, or an agent of, CCCI.

                  14. This Agreement shall be effective as of the date first above written upon execution by the parties hereto but not before repayment in full of the Zero Notes. Upon the effectiveness of this Agreement, the Original Management Agreement shall terminate.


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                  15. CCCI may assign all its rights and obligations hereunder to any Permitted Successor which becomes a Borrower under the Credit Agreement upon written notice to Comcast, which notice shall be signed by both CCCI and the Permitted Successor. Upon delivery of said notice, (a) all rights hereunder shall inure to and all obligations hereunder shall be borne by the Permitted Successor and (b) all obligations and rights of Comcast Cellular Communications, Inc. hereunder shall terminate.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.




                                   COMCAST CORPORATION

                                   By:    /s/ STANLEY WANG
                                          ------------------------------------
                                   Name:  Stanley Wang
                                   Title: Senior Vice President & Secretary



                                   COMCAST CELLULAR
                                   COMMUNICATIONS, INC.

                                   By:    /s/ LAWRENCE S. SMITH
                                          -------------------------------------
                                   Name:  Lawrence S. Smith
                                   Title: Executive Vice President



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